UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2018, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with two individuals (the “Lenders”), one of whom holds in excess of 5.0% of Odyssey’s outstanding common stock. Pursuant to the Purchase Agreement, the Lenders agreed to lend an aggregate of $500,000 to Odyssey, all of which was advanced on July 12, 2018. The indebtedness is evidenced by secured convertible promissory notes (the “Notes”) and bears interest at a rate equal to 8.0% per annum. Unless otherwise converted as described below, the entire outstanding principal balance under the Notes and all accrued interest and fees are due and payable on July 12, 2019. The Purchase Agreement provides for the possible sale of up to an additional $500,000 principal amount of Notes in one subsequent closing no later than September 12, 2018.

At any time after to the first to occur of (a) a sale by Odyssey of additional Notes or (b) September 12, 2018, the Lenders have the right to convert all amounts outstanding under the Notes into either (x) shares of Odyssey common stock at the conversion rate of $8.00 per share, (y) $500,000 of the indebtedness owed by Exploraciones Oceanicas S. de R. L. de C.V. (“ExO”) to Oceanica Marine Operations, S.R.L. (“OMO”), or (z) a 7.5% interest in Aldama Mining Company, S. de R. L. de C.V. (“Aldama”). Odyssey indirectly holds a controlling interest in ExO; OMO and Aldama are indirect, wholly owned subsidiaries of Odyssey.

In connection with the issuance and sale of the Notes, Odyssey issued warrants to purchase common stock (the “Warrants”) to the Lenders. The Lenders may exercise the Warrants to purchase an aggregate of 31,250 shares of Odyssey’s common stock at an exercise price of $12.00 per share. The Warrants are exercisable during the period commencing on the date on which the Notes are converted into shares of Odyssey common stock and ending on July 12, 2021.

Pursuant to a Pledge Agreement, dated as of July 12, 2018 (the “Pledge Agreement”), Odyssey’s obligations under the Notes are secured by a pledge of a portion of Odyssey’s ownership interest in Aldama and another entity.

Pursuant to a Registration Rights Agreement (the “Rights Agreement”) among Odyssey and the Lenders, Odyssey granted the Lenders “piggy-back” registration rights with respect to the shares of Odyssey’s common stock issuable upon conversion of the Notes and the exercise of the Warrants.

The Purchase Agreement, the Notes, the Warrants, the Pledge Agreement, and the Rights Agreement include representations and warranties and other covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Purchase Agreement, the Notes, and the Warrants are summaries and do not purport to be complete descriptions of all the terms of such documents and are qualified in their entirety by reference to such documents. The Purchase Agreement, the form of the Notes, and the form of the Warrants are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Note and Warrant Purchase Agreement, dated July 12, 2018, among Odyssey Marine Exploration, Inc. and the Lenders.

10.2	Form of Secured Convertible Promissory Note issued by Odyssey Marine Exploration, Inc.

10.3	Form of Warrant to Purchase Common Stock issued by Odyssey Marine Exploration, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: July 18, 2018	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer